Exhibit 99.1 CIT Announces Third Quarter 2019 Results NEW YORK – Oct. 22, 2019 – CIT Group Inc. (NYSE: CIT) today reported third quarter 2019 results.
Financial Results

•Net income available to common shareholders of $143 million or $1.50 per diluted common share.

•Excluding noteworthy items, net income available to common shareholders of $123 million or $1.29 per diluted common share[1].

Chairwoman and CEO Commentary

“We posted solid third quarter results, despite a challenging rate environment,” said CIT Chairwoman and Chief Executive Officer Ellen R. Alemany. “We grew average core loans and leases by 2 percent, had strong credit performance, maintained disciplined expense management and increased tangible book value per share to $55.60. We expect the acquisition of Mutual of Omaha Bank to accelerate our strategic plan and improve returns. We remain focused on closing the transaction in the first quarter, pending regulatory approval.”

Strategic Pillars
Grow Core Businesses

•Average loans and leases up 1% from the prior quarter. Average core loans and leases[2] up 2% from the prior quarter.

•Pending acquisition of Mutual of Omaha Bank to provide low-cost stable Homeowners Association deposits and expand our commercial banking franchise.

Optimize Balance Sheet	•Issued $550 million in senior unsecured debt due 2025 at 2.969% at CIT Bank. •Tangible book value per share[3] of $55.60, up 11% in the past year.
Enhance Operating Efficiency	•Continued disciplined expense management. •Remain on track to achieve operating expense reduction target.
Maintain Strong Risk Management	•Maintained strong credit performance and disciplined underwriting standards. •Credit reserves stable at 1.55% of total portfolio and 1.87% of Commercial Banking portfolio.

[1]

Net income available to common shareholders excluding noteworthy items is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and starting on page 17 for a reconciliation of non-GAAP to GAAP financial information.

[2]

Average core loans and leases is a non-GAAP measure. Core portfolios are total loans and leases net of credit balances of factoring clients, NACCO assets held for sale, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). See “Non-GAAP Measurements” at the end of this press release and starting on page 17 for a reconciliation of non-GAAP to GAAP financial information.

[3]

Tangible book value per share is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and starting on page 17 for a reconciliation of non-GAAP to GAAP financial information.

1

Selected Financial Highlights:

Select Financial Highlights*				3Q19 change from
($ in millions)	3Q19	2Q19	3Q18	2Q19		3Q18

Net finance revenue(1)	$353	$361	$389	$(7)	-2%	$(36)	-9%
Non-interest income	101	106	86	(5)	-5%	15	17%
Total net revenue(1)	454	467	476	(13)	-3%	(21)	-4%
Operating expenses and loss on debt extinguishment	311	268	267	43	16%	44	17%
Income from continuing operations before credit provision	143	199	209	(55)	-28%	(65)	-31%
Provision for credit losses	27	29	38	(2)	-7%	(12)	-30%
Income from continuing operations before (benefit) provision for income taxes	117	170	171	(53)	-31%	(54)	-32%
(Benefit) provision for income taxes	(26)	33	41	(59)	NM	(67)	NM
Income from continuing operations	143	137	129	6	4%	13	10%
Income from discontinued operations, net of taxes	-	1	2	(1)	-100%	(2)	-100%
Net income	143	138	132	5	4%	11	9%
Preferred stock dividends	-	9	-	(9)	NM	-	NM
Net income available to common shareholders	$143	$128	$132	$15	11%	$11	9%
Income from continuing operations available to common shareholders	$143	$127	$129	$15	12%	$13	10%
Noteworthy items(2)	(20)	-	2	(20)		(22)
Income from continuing operations available to common shareholders, excluding noteworthy items(1)(2)	$123	$127	$131	$(5)	-4%	$(9)	-6%

Per common share
Diluted income per common share	$1.50	$1.33	$1.15	$0.17	13%	$0.35	31%
Diluted income per common share, excluding noteworthy items	$1.29	$1.33	$1.17	$(0.04)	-3%	$0.12	10%
Average diluted common shares outstanding (in thousands)	95,018	96,483	114,007	(1,465)	-2%	(18,989)	-17%
Tangible book value per common share (TBVPS)(1)	$55.60	$54.29	$50.02	$1.32	2%	$5.58	11%

Balance Sheet
Average loans and leases (includes HFS and net of credit balances)	$37,133	$36,658	$36,441	$476	1%	$693	2%
Average core loans and leases (includes HFS and net of credit balances)	34,798	34,014	32,224	783	2%	2,574	8%
Average earning assets (AEA)(1)	46,245	46,148	45,377	97	0%	868	2%
New business volume	3,369	3,411	3,130	(42)	-1%	238	8%

Key performance metrics, continuing operations
Net finance margin(1)	3.06%	3.13%	3.43%	-7bps		-38bps
Net efficiency ratio(1)	63.8%	56.1%	54.1%	NM		NM
Net charge-offs	0.34%	0.40%	0.35%	-6bps		-1bps
Return on AEA (ROAEA)(1)	1.24%	1.10%	1.14%	13bps		9bps
Return on tangible common equity (ROTCE)(1)	11.39%	10.34%	9.66%	NM		NM

Key performance metrics, continuing operations excluding Noteworthy Items
Net finance margin(1)(2)	3.06%	3.13%	3.36%	-7bps		-30bps
Net efficiency ratio(1)(2)	57.5%	56.1%	53.9%	NM		NM
Net charge-offs	0.34%	0.40%	0.35%	-6bps		-1bps
ROAEA(1)(2)	1.06%	1.10%	1.15%	-4bps		-10bps
ROTCE(1)(2)	9.82%	10.34%	9.78%	-52bps		4bps

(1)These balances and metrics are non-GAAP measures. See "Non-GAAP Measurements" at the end of this press release and beginning on page 17 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items. TBVPS is detailed on page 15.

(2)We exclude noteworthy items due to their episodic nature and size. See "Non-GAAP Measurements" at the end of this press release and beginning on page 17 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

*Certain balances may not sum due to rounding.

Unless otherwise indicated, all references below relate to continuing operations.

2

Third Quarter Financial Highlights:
•	Net finance margin of 3.06% was down 7 bps from the prior quarter, primarily reflecting lower yields on loans and cash & investment securities.
•	Other non-interest income decreased $5 million from the prior quarter to $101 million, primarily driven by a decrease in net gains on sale of loans in Commercial Finance from the prior quarter.
•

Operating expenses, excluding noteworthy items and intangible asset amortization, decreased $1 million from the prior quarter to $261 million, including the impact of higher professional fees related to the pending Mutual of Omaha Bank transaction.

•	Net efficiency ratio excluding noteworthy items of 57% increased slightly from 56% in the prior quarter, reflecting the decrease in total net revenue.
•	Provision for credit losses was $27 million, down from $29 million in the prior quarter.
•

Net charge-offs of $26 million (0.34% of average loans) included $27 million (0.43% of average loans) in the Commercial Banking segment. Non-accrual loans increased $27 million and represents 0.95% of loans.

•	Effective tax rate excluding noteworthy items of 24%.
•	Loans and leases to deposit ratio was 91% at CIT Bank and 108% at CIT Group, both down slightly from the prior quarter primarily due to deposit growth.
•	Tangible book value per share of $55.60 increased 2.4% from the prior quarter.
•	CET1 ratio remained unchanged at 11.6%, reflecting quarterly earnings, growth in risk weighted assets (RWA) and a decrease in disallowed deferred tax assets.
•	ROTCE excluding noteworthy items was 9.8%. ROTCE excluding noteworthy items, normalized for the preferred dividend[4], was 9.5%.

Noteworthy Items

Financial results for the third quarter included the following noteworthy items:

•	$53 million ($0.56 per diluted common share) positive tax provision resulting from the assertion of indefinite reinvestment of undistributed earnings in our Canadian operations.
•	$22 million (after tax) ($0.23 per diluted common share) impairment related to the sale of our Livingston, NJ, office building.
•	$11 million (after tax) ($0.12 per diluted common share) restructuring charge related to our strategic initiatives to support operating efficiency improvement.

[4]

ROTCE, normalized for the preferred dividend, is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and starting on page 17 for a reconciliation of non-GAAP to GAAP financial information.

3

Income Statement Highlights:
Net Finance Revenue

Net Finance Revenue*				3Q19 change from
($ in millions)	3Q19	2Q19	3Q18	2Q19		3Q18

Interest income	$503	$516	$474	$(12)	-2%	$30	6%
Net operating lease revenue
Rental income on operating leases	212	213	264	(1)	-1%	(53)	-20%
Depreciation on operating lease equipment	76	77	78	(1)	-1%	(2)	-3%
Maintenance and other operating lease expenses	42	48	57	(6)	-13%	(15)	-26%
Total net operating lease revenue(1)	94	88	130	6	7%	(36)	-28%
Interest expense	244	243	214	1	0%	30	14%
Net finance revenue (2)	$353	$361	$389	$(7)	-2%	$(36)	-9%
Noteworthy items(3)	-	-	(9)	-		9
Net finance revenue, excluding noteworthy items(2)	$353	$361	$381	$(7)	-2%	$(28)	-7%

Average earning assets	$46,245	$46,148	$45,377	$97	0%	$868	2%
Net finance margin(2)	3.06%	3.13%	3.43%	-7bps		-38bps
Net finance margin, excluding noteworthy items(2)	3.06%	3.13%	3.36%	-7bps		-30bps

(1)Net operating lease revenue is a non-GAAP measure, and is reconciled in the table as a combination of GAAP balances, rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Net operating lease revenue is used by management to monitor portfolio performance and returns on purchased equipment.

(2)These balances and metrics are non-GAAP measures used to measure the profitability of our earning assets. See "Non-GAAP Measurements" at the end of this press release and beginning on page 17 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

(3)See "Non-GAAP measurements" for a listing of Noteworthy items.
*Certain balances may not sum due to rounding.
•	Net finance revenue was $353 million, down from $361 million in the prior quarter.
o	Lower income on loans and cash & investment securities from lower market rates.
o	Lower income from interest recoveries on commercial loans and lower purchase accounting accretion.
o	Lower maintenance expenses from productivity improvements and a $3 million lease warranty recovery.
•	Net finance margin (net finance revenue as a percentage of average earning assets) was 3.06%, a 7 bps decrease from 3.13% in the prior quarter driven by the trends noted above.
•	Excluding noteworthy items, which impacted depreciation on operating lease equipment in the year-ago quarter, net finance revenue decreased $28 million compared to the year-ago quarter.
o	Higher interest costs driven by a higher level of deposits.
o	Higher interest income on commercial loans driven by loan growth.
o	Lower net operating lease revenue, as NACCO was sold in the fourth quarter of 2018.
•	Compared to the year-ago quarter, net finance margin excluding noteworthy items decreased 30 bps.
o	Lower operating lease net yields in Rail.
o	Higher deposit rates.
o	Lower borrowing costs from decreases in unsecured, secured and FHLB debt balances.

4

Other Non-Interest Income

Other Non-Interest Income*				3Q19 change from
($ in millions)	3Q19	2Q19	3Q18	2Q19		3Q18

Fee revenues	$29	$28	$28	$2	6%	$1	4%
Factoring commissions	25	24	27	1	6%	(2)	-7%
Gains on leasing equipment, net of impairments	18	17	14	1	5%	4	32%
BOLI income	8	7	7	1	8%	1	20%
Gains on investment securities, net of impairments	2	2	4	(1)	-24%	(2)	-56%
Property tax income	5	6	-	(1)	-12%	5	NM
Other revenues	14	23	7	(9)	-37%	7	100%
Total other non-interest income	101	106	86	(5)	-5%	15	17%
Noteworthy items(1)	-	-	11	-		(11)
Total other non-interest income, excluding noteworthy items(2)	$101	$106	$97	$(5)	-5%	$4	4%

(1)See "Non-GAAP measurements" for a listing of Noteworthy items.

(2)Total other non-interest income, excluding noteworthy items is a non-GAAP measure and is reconciled to the GAAP balance, total other non-interest income, in the table above. Total other non-interest income, excluding noteworthy items is used by management to monitor the underlying level of income.

*Certain balances may not sum due to rounding.
•	Other non-interest income was $101 million, compared to $106 million in the prior quarter.
o	Lower other revenues from a decrease in net gains on sale of loans in Commercial Finance.
•	Excluding noteworthy items, which impacted other revenues in the year-ago quarter, other non-interest income increased by $4 million compared to the year-ago quarter.
o	Higher property tax income from the adoption of the lease accounting standard in 2019.
o	Higher gains on sale of leasing equipment.
o	Lower factoring commissions.
o	Lower gains on investment securities.
o	Lower other revenues, which included lower income on derivatives partially offset by higher net gains on the sale of loans.

5

Operating Expenses

Operating Expenses*				3Q19 change from
($ in millions)	3Q19	2Q19	3Q18	2Q19		3Q18

Compensation and benefits	$138	$141	$137	$(4)	-3%	$0	0%
Technology	34	35	32	(0)	-1%	2	6%
Professional fees	21	17	17	4	27%	4	26%
Insurance	13	14	16	(1)	-8%	(3)	-21%
Net occupancy expense	45	15	16	30	NM	28	NM
Advertising and marketing	14	6	11	9	NM	4	36%
Property tax expense	6	6	-	-	0%	6	NM
Restructuring costs	15	-	-	15	NM	15	NM
Intangible asset amortization	6	6	6	-	0%	(0)	-3%
Other expenses	20	30	28	(10)	-33%	(9)	-30%
Total operating expenses	311	268	263	43	16%	48	18%
Noteworthy items	44	-	-	44	NM	44	NM
Intangible asset amortization	6	6	6	-	0%	(0)	-3%
Operating expenses, excluding noteworthy items and intangible asset amortization(1)	$261	$262	$257	$(1)	0%	$4	1%
Net efficiency ratio(2)	63.8%	56.1%	54.1%	NM		NM
Net efficiency ratio, excluding noteworthy items and intangible asset amortization(2)	57.5%	56.1%	53.9%	NM		NM

(1)Operating expenses excluding intangible asset amortization is used by management to compare period over period expenses, absent the strategic nature of the adjustments. Due to the exclusion of intangible amortization, this is considered a non-GAAP measure, as reconciled to total operating expenses in the table.

(2)These metrics are non-GAAP measures. See "Non-GAAP Measurements" at the end of this press release and beginning on page 17 for details on the calculation and description of the use of the metric. See non-GAAP disclosures for reconciliation of total net revenues.

*Certain balances may not sum due to rounding.
•

Operating expenses, excluding noteworthy items, which impacted net occupancy expense and restructuring costs in the current quarter, and intangible asset amortization, was $261 million compared to $262 million in the prior quarter.

o	Higher advertising and marketing costs, primarily driven by higher costs related to deposit gathering.
o	Higher professional fees, primarily due to elevated costs related to the pending Mutual of Omaha Bank transaction.
o	Lower employee costs.
o	Lower other operating expenses, primarily in the Consumer Banking segment.
•	Excluding noteworthy items in the current quarter, operating expenses excluding intangible asset amortization increased by $4 million compared to the year-ago quarter.
o	Higher advertising and marketing costs, primarily driven by higher costs related to deposit gathering.
o	Higher professional fees, primarily due to elevated costs related to the pending Mutual of Omaha Bank transaction.
o	Lower FDIC insurance costs.
o	The gross-up of property taxes and the expensing of lease origination costs previously capitalized due to the adoption of the new lease accounting standard in 2019.
o	Decrease in other expenses, primarily in the Consumer Banking segment.

6

•	The net efficiency ratio, which excludes the restructuring charge and intangible asset amortization, was 64% compared to 56% in the prior quarter.
o	The increase was driven by a decrease in total net revenue and an increase in operating expenses.
•	The net efficiency ratio excluding noteworthy items and intangible asset amortization was 57% compared to 56% in the prior quarter.
o	The increase was driven by the decrease in total net revenue.
•	The net efficiency ratio excluding intangible asset amortization was 54% in the year-ago quarter.
o	The increase from the year-ago quarter was driven primarily by the decrease in total net revenue and increase in operating expenses.
o	Compared to the year-ago quarter and excluding noteworthy items in the current quarter, the increase was driven primarily by the decrease in total net revenue.

Balance Sheet Highlights:
Average Earning Assets

Average Earning Assets*				3Q19 change from
($ in millions)	3Q19	2Q19	3Q18	2Q19		3Q18

Interest-bearing cash	$1,378	$1,372	$2,466	$7	0%	$(1,088)	-44%
Investment securities and securities purchased under agreement to resell	7,733	8,119	6,416	(385)	-5%	1,318	21%
Loans and loans held for sale (net of credit balances of factoring clients)	30,071	29,628	28,409	443	1%	1,663	6%
Operating lease equipment, net (including held for sale)	7,062	7,030	8,032	33	0%	(970)	-12%
Indemnification assets	-	-	55	-	NM	(55)	-100%
Average earning assets (AEA)	$46,245	$46,148	$45,377	$97	0%	$868	2%

*All balances above are averages. Certain balances may not sum due to rounding.
•	AEA was essentially unchanged from the prior quarter, as growth in commercial loans was offset by the decrease in investment securities.
o

Average loans and leases increased 1% in the quarter, reflecting 2% growth in the core portfolios, primarily from the Commercial Finance and Business Capital divisions of Commercial Banking and the Other Consumer Banking division of Consumer Banking, partially offset by a decrease in the Legacy Consumer Mortgages (LCM) portfolio from the sale of approximately $205 million of non-performing loans and continued run-off of loans.

•

AEA compared to the year-ago quarter increased by $868 million, as growth in core portfolios was partially offset by a reduction in Rail operating leases from the sale of NACCO in the fourth quarter of 2018 and a decrease in the LCM portfolio from the sale of approximately $205 million of non-performing loans and continued run-off of loans.

o	Proceeds from growth in average deposits and asset sales were utilized to reduce borrowings and to fund loan growth and share repurchases.

7

o

Average loans and leases in the core portfolio grew 8% compared to the year-ago quarter, primarily driven by growth in the Commercial Finance and Business Capital divisions of Commercial Banking and the Other Consumer Banking division of Consumer Banking.

Deposits and Borrowings

Average Deposits and Borrowings*				3Q19 change from
($ in millions)	3Q19	2Q19	3Q18	2Q19		3Q18

Interest-bearing checking	$1,246	$1,326	$1,918	$(80)	-6%	$(672)	-35%
Savings and money market	19,868	19,208	13,691	661	3%	6,177	45%
Time deposits	12,463	13,164	14,126	(701)	-5%	(1,663)	-12%
Non-interest bearing checking	1,533	1,622	1,503	(89)	-5%	30	2%
Total deposits	$35,111	$35,320	$31,239	$(209)	-1%	$3,872	12%

Online	$18,890	$19,115	$14,618	$(225)	-1%	$4,272	29%
Branch	11,505	11,331	11,563	174	2%	(58)	-1%
Commercial	1,866	1,939	1,901	(73)	-4%	(35)	-2%
Brokered	2,850	2,935	3,157	(85)	-3%	(307)	-10%
Total deposits	$35,111	$35,320	$31,239	$(209)	-1%	$3,872	12%

Secured borrowings	$2,523	$2,252	$4,270	$270	12%	$(1,747)	-41%
Unsecured borrowings	3,841	3,816	4,422	26	1%	(581)	-13%
Total borrowings	$6,364	$6,068	$8,692	$296	5%	$(2,328)	-27%

*All balances above are averages. Certain balances may not sum due to rounding.
•	Average deposits represented 85% of CIT’s funding, unchanged from the prior quarter and up from 78% in the year-ago quarter.
o

The modest decline in average deposits from the prior quarter primarily reflects continued growth in online savings deposits offset by a reduction in online term CDs as we continue to execute on our strategy to shift our deposit base from time deposits to non-maturity deposits.

•

The weighted average rate on average outstanding deposits increased 1 bp to 1.98% from 1.97% in the prior quarter, primarily from CDs resetting at higher rates in the retail channel and migration into higher-rate products in the commercial channel, mostly offset by a decline in savings rates in the online channel.

•	The weighted average rate on average outstanding deposits increased 40 bps from 1.58% in the year-ago quarter, primarily from increases in market rates and customer migration from lower rate deposits.
•	The loans and leases-to-deposits ratio at CIT Bank was 91% at Sept. 30, 2019, down from 93% at June 30, 2019, and down from 101% at Sept. 30, 2018.
o	The decrease from the prior quarter was driven primarily by deposit growth. The decrease from the year-ago quarter was driven primarily by strong deposit growth as a portion of total funding.
•	For CIT Group, the loans and leases-to-deposits ratio was 108% at Sept. 30, 2019, compared to 109% at June 30, 2019 and down from 126% at Sept. 30, 2018.
o

The slight decrease from the prior quarter was driven primarily by deposit growth in the current quarter. The decrease from the year-ago quarter was primarily driven by strong deposit growth as a portion of total funding.

8

•	Average unsecured borrowings comprised 9% of the funding mix, unchanged from the prior quarter.
o

The weighted average coupon on our unsecured senior and subordinated debt was 4.76% at Sept. 30, 2019 compared to 5.02% at June 30, 2019, with a weighted average maturity of approximately 4.4 years and approximately 4.5 years, respectively.

o

The issuance by CIT Bank of $550 million of 2.969% senior unsecured fixed-to-floating rate notes due 2025, which settled near the end of the quarter, had a minimal impact on the average unsecured debt balance.

Capital

Capital*				3Q19 change from
($ in millions)	3Q19	2Q19	3Q18	2Q19		3Q18

Preferred stock	$325	$325	$325	$-	0%	$-	0%
Common stockholders' equity	$5,709	$5,591	$5,995	$118	2%	$(287)	-5%
Book value per common share (BVPS)	$60.27	$59.01	$54.22	$1	2%	$6.04	11%
Tangible common equity(1)	$5,267	$5,144	$5,530	$123	2%	$(264)	-5%
Tangible book value per common share (TBVPS)(2)	$55.60	$54.29	$50.02	$1.32	2%	$5.58	11%

Common shares outstanding	94,720	94,745	110,566	(25)	0%	(15,846)	-14%

Total risk-based capital(3)	$6,585	$6,422	$6,824	$163	3%	$(240)	-4%
Risk-weighted assets(3)	$46,096	$44,783	$45,193	$1,313	3%	$903	2%
Total capital ratio(3)	14.3%	14.3%	15.1%	0bps		-80bps
CET1 ratio(3)	11.6%	11.6%	12.4%	0bps		-80bps

Common dividends paid	$34	$34	$29	$(1)		$5
Share repurchases	3	158	291	(155)		(288)
Total capital return to common shareholders	$37	$193	$320	$(156)		$(283)

(1)Tangible common equity is a non-GAAP measure that represents CIT’s common stockholders’ equity, less goodwill and intangible assets. Tangible common equity is considered a key financial performance measurement by management and is used by other financial institutions. See Non-GAAP measures at the end of this press release and page 15, the unaudited consolidated balance sheets table, for a reconciliation of Non-GAAP to GAAP financial information.

(2)TBVPS is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity. See Non-GAAP measures at the end of this press release and page 15.

(3)Balances and ratios on fully phased-in basis.
*Certain balances may not sum due to rounding.
•	Common stockholders’ equity increased from the prior quarter, primarily driven by retained earnings.
o	Tangible book value per common share increased to $55.60 in the quarter.
•	Capital returns during the quarter included the repurchase of about 61 thousand common shares at an average share price of $49.98.
o	We repurchased a total of approximately $341 million in common shares at an average share price of $49.39 related to the $450 million authorization that expired on Sept. 30, 2019.
•	Capital actions in the quarter also included a regular quarterly cash dividend of $0.35 per common share.
o	CIT’s Board of Directors has declared a quarterly cash dividend of $0.35 per common share on outstanding common stock payable on Nov. 22, 2019 to common shareholders of record as of Nov. 8, 2019.

9

o	CIT’s Board of Directors also has declared the regular semi-annual dividend of $29 per preferred share payable on Dec. 16, 2019 to preferred shareholders of record as of Nov. 29, 2019.
•	RWA increased by $1.3 billion compared to the prior quarter.
o	The increase was driven by the seasonally higher deferred purchase agreements in our factoring business and an increase in commitments to purchase rail cars, both off-balance sheet items.
•	The preliminary Common Equity Tier 1 Capital ratio and Total Capital ratio both remained unchanged from the prior quarter and strong at 11.6% and 14.3%, respectively.

Asset Quality:

Asset Quality*				3Q19 change from
($ in millions)	3Q19	2Q19	3Q18	2Q19		3Q18

Provision for credit losses	$27	$29	$38	$(2)	-7%	$(12)	-30%
Net charge-offs (NCOs)	$26	$31	$26	$(4)	-14%	$0	2%
NCOs as a % of average loans	0.34%	0.40%	0.35%	-6bps		-1bps

Commercial Banking ALLL	$463	$464	$450	$(1)	0%	$13	3%
Commercial Banking ALLL as a % of loans	1.87%	1.89%	1.87%	-2bps		0bps
Total ALLL	$486	$487	$477	$(1)	0%	$9	2%
Total ALLL as a % of loans	1.55%	1.56%	1.57%	0bps		-1bps

Non-accrual loans	$298	$271	$318	$27	10%	$(21)	-6%
Non-accrual loans as a % of loans	0.95%	0.86%	1.04%	8bps		-9bps

*Certain balances may not sum due to rounding.

Provision

•	The provision for credit losses was $27 million, down from $29 million in the prior quarter.
o	The provision related to the Commercial Banking segment was $27 million, while the provision in Consumer Banking segment was negligible.
o	The prior quarter included a $31 million provision related to the Commercial Banking segment and a $2 million release related to the Consumer Banking segment.
•	The provision in the year-ago quarter of $38 million mostly related to the Commercial Banking segment.

Net Charge-offs

•	Net charge-offs were $26 million (0.34% of average loans), compared to $31 million (0.40%) in the prior quarter and $26 million (0.35%) in the year-ago quarter.
•	Net charge-offs in the Commercial Banking segment were $27 million (0.43% of average loans), compared to $30 million (0.49%) in the prior quarter and $25 million (0.42%) in the year-ago quarter.
o	The decrease in Commercial Banking net charge-offs compared to the prior quarter was primarily driven by a decrease in the Business Capital division.
o	The increase in Commercial Banking net charge-offs compared to the year-ago quarter was primarily driven by an increase in the Business Capital division.

10

Loan Loss Allowance

•	The allowance for loan losses was $486 million (1.55% of loans) at Sept. 30, 2019, compared to $487 million (1.56%) at June 30, 2019 and $477 million (1.57%) at Sept. 30, 2018.
•

In the Commercial Banking segment, the allowance for loan losses was $463 million (1.87% of loans) at Sept. 30, 2019, compared to $464 million (1.89%) at June 30, 2019 and $450 million (1.87%) at Sept. 30, 2018.

o	The increase in the allowance for loan losses from the year-ago quarter reflects loan growth.
•

Purchase credit impaired (PCI) loans acquired as part of the OneWest acquisition are carried at a significant discount to the unpaid principal balance. At Sept. 30, 2019, PCI loans with an aggregate unpaid principal balance of $2.0 billion were carried at $1.3 billion, representing a 34% discount. The vast majority of the discount is related to our LCM portfolio in Consumer Banking.

Non-accrual Loans

•	Non-accrual loans were $298 million (0.95% of loans) at Sept. 30, 2019, compared to $271 million (0.86%) at June 30, 2019 and $318 million (1.04%) at Sept. 30, 2018.
•	In Commercial Banking, non-accrual loans were $276 million (1.11% of loans) at Sept. 30, 2019, compared to $235 million (0.96%) at June 30, 2019 and $275 million (1.14%) at Sept. 30, 2018.
o	The increase from the prior quarter was primarily driven by increases in non-accrual loans in the Commercial Finance and Business Capital divisions.
•	In Consumer Banking, non-accrual loans were $21 million (0.33% of loans) at Sept. 30, 2019, compared to $34 million (0.50%) at June 30, 2019, and $35 million (0.55%) at Sept. 30, 2018.
o	Primarily consist of non-PCI loans in LCM.
o	The decrease from the prior and year-ago quarters was primarily driven by the sale of non-performing loans in the LCM portfolio in the current quarter.

Discontinued Operations:
•

During the quarter, CIT obtained the final investor consent to qualify for derecognition of all related assets and secured borrowings pertaining to the Financial Freedom servicing business. The remaining residual assets and liabilities in discontinued operations and insignificant income statement activity were reclassified to continuing operations during the quarter.

11

Conference Call and Webcast

CIT will host a conference call today, Oct. 22, 2019, to discuss its third quarter 2019 results.

Conference call details:

Time:	8:00 am ET
Dial-in:	(888) 317-6003 U.S.
(866) 284-3684 Canada
(412) 317-6061 International
Conference ID 2083973

The conference call will also be webcast, which can be accessed from the Investor Relations section of CIT's website under Presentations & Events.

A replay of the conference call will be available beginning shortly after the end of the call through November 30, 2019, by dialing (877) 344-7529 U.S., (855) 669-9658 Canada or (412) 317-0088 International and using conference ID 10135694, or in the Investor Relations section of CIT’s website under Presentations & Events.

About CIT

CIT is a leading national bank focused on empowering businesses and personal savers with the financial agility to navigate their goals. CIT Group Inc. (NYSE: CIT) is a financial holding company with over a century of experience, approximately $50 billion in assets as of Sept. 30, 2019, and operates a principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender). The company’s commercial banking segment includes commercial financing, real estate financing, equipment financing, factoring and railcar financing. CIT’s consumer banking segment includes its national online bank, CIT Bank, and a Southern California branch bank, OneWest Bank. Discover more at cit.com/about.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding the proposed acquisition by CIT Bank of Mutual of Omaha Bank, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that: (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures; (ii) CIT is unable to react to and address key business and regulatory issues; (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements; (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; (vi) CIT Bank experiences (A) difficulties and delays in integrating CIT Bank’s and Mutual of Omaha Bank’s respective businesses or fully realizing cost savings and other benefits, or (B) business disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; or (vii) changes in asset quality and credit risk, interest rates and capital markets or other economic conditions. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

12

Non-GAAP Measurements

Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

###

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
Gina Proia	Barbara Callahan
(212) 771-6008 Gina.Proia@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

13

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income
(dollars in millions, except per share data)

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Interest income
Interest and fees on loans	$446.8	$457.0	$417.4	$1,355.1	$1,233.8
Other interest and dividends	56.6	58.5	56.2	180.3	164.6
Total interest income	503.4	515.5	473.6	1,535.4	1,398.4
Interest expense
Interest on deposits	173.8	173.9	123.1	501.5	330.8
Interest on borrowings	70.1	68.8	90.8	220.7	268.8
Total interest expense	243.9	242.7	213.9	722.2	599.6
Net interest revenue	259.5	272.8	259.7	813.2	798.8
Provision for credit losses	26.6	28.6	38.1	88.2	139.8
Net interest revenue, after credit provision	232.9	244.2	221.6	725.0	659.0
Non-interest income
Rental income on operating lease equipment	211.7	213.0	264.3	642.4	779.2
Other non-interest income	101.0	106.1	86.2	303.9	326.3
Total non-interest income	312.7	319.1	350.5	946.3	1,105.5
Non-interest expenses
Depreciation on operating lease equipment	76.0	76.8	78.0	232.2	231.6
Maintenance and other operating lease expenses	41.9	48.3	56.6	140.0	177.5
Operating expenses	310.8	267.8	263.3	854.7	812.1
Loss on debt extinguishment and deposit redemption	0.1	0.2	3.5	0.4	22.9
Total non-interest expenses	428.8	393.1	401.4	1,227.3	1,244.1
Income from continuing operations before (benefit) provision for income taxes	116.8	170.2	170.7	444.0	520.4
(Benefit) provision for income taxes	(26.0)	33.4	41.3	45.2	140.0
Income from continuing operations	142.8	136.8	129.4	398.8	380.4

Discontinued operations
Income (loss) from discontinued operations, net of taxes	-	0.8	2.1	0.5	(25.1)
Net income	$142.8	$137.6	$131.5	$399.3	$355.3
Less: preferred stock dividends	-	9.4	-	9.4	9.4
Net income available to common shareholders	$142.8	$128.2	$131.5	$389.9	$345.9
Income from continuing operations available to common shareholders	$142.8	$127.4	$129.4	$389.4	$371.0

Basic income per common share
Income from continuing operations	$1.51	$1.32	$1.15	$4.01	$3.04
Income (loss) from discontinued operations, net of taxes	-	0.01	0.02	0.01	(0.21)
Basic income per common share	$1.51	$1.33	$1.17	$4.02	$2.83
Average number of common shares - basic (thousands)	94,732	96,173	112,842	97,093	122,185

Diluted income per common share
Income from continuing operations	$1.50	$1.32	$1.13	$3.99	$3.01
Income (loss) from discontinued operations, net of taxes	-	0.01	0.02	0.01	(0.21)
Diluted income per common share	$1.50	$1.33	$1.15	$4.00	$2.80
Average number of common shares - diluted (thousands)	95,018	96,483	114,007	97,517	123,338

14

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(dollars in millions, except per share data)

	September 30,	June 30,	December 31,	September 30,
	2019	2019	2018	2018

Assets
Total cash and deposits	$1,824.6	$1,672.4	$1,795.6	$1,367.5
Securities purchased under agreement to resell	2,000.0	850.0	400.0	200.0
Investment securities	6,109.7	6,571.7	6,233.8	6,339.5
Assets held for sale	169.2	190.8	88.4	1,380.5
Loans	31,345.5	31,322.8	30,795.4	30,495.8
Allowance for loan losses	(486.2)	(487.4)	(489.7)	(477.4)
Loans, net of allowance for loan losses	30,859.3	30,835.4	30,305.7	30,018.4
Operating lease equipment, net	7,099.9	7,056.1	6,970.6	6,888.7
Goodwill	369.9	369.9	369.9	369.9
Bank owned life insurance	1,035.5	1,027.7	814.1	808.2
Other assets	1,935.0	1,828.2	1,309.5	1,562.0
Assets of discontinued operations	-	155.4	249.8	327.7
Total assets	$51,403.1	$50,557.6	$48,537.4	$49,262.4

Liabilities
Deposits	$35,910.0	$35,324.4	$31,239.5	$30,825.0
Credit balances of factoring clients	1,238.4	1,175.8	1,674.4	1,672.4
Other liabilities	1,798.0	1,562.6	1,261.1	1,461.9
Borrowings
FHLB advances	1,350.0	1,900.0	3,600.0	3,150.0
Other secured and structured financings	710.9	610.7	710.4	1,286.6
Senior unsecured	3,966.6	3,420.1	3,413.0	3,842.3
Subordinated unsecured	395.7	395.6	395.4	395.3
Total borrowings	6,423.2	6,326.4	8,118.8	8,674.2
Liabilities of discontinued operations	-	252.4	297.0	308.6
Total liabilities	45,369.6	44,641.6	42,590.8	42,942.1
Equity
Stockholders' equity
Preferred stock	325.0	325.0	325.0	325.0
Common stock	1.6	1.6	1.6	2.1
Paid-in capital	6,847.8	6,836.2	6,810.8	8,831.3
Retained earnings	2,220.3	2,111.4	1,924.4	2,182.3
Accumulated other comprehensive loss	(64.5)	(65.1)	(178.3)	(199.4)
Treasury stock, at cost	(3,296.7)	(3,293.1)	(2,936.9)	(4,821.0)
Total common stockholders' equity	5,708.5	5,591.0	5,621.6	5,995.3
Total equity	6,033.5	5,916.0	5,946.6	6,320.3
Total liabilities and equity	$51,403.1	$50,557.6	$48,537.4	$49,262.4

Book Value Per Common Share

Common stockholders' equity	$5,708.5	$5,591.0	$5,621.6	$5,995.3
Less: goodwill	369.9	369.9	369.9	369.9
Less: intangible assets	71.8	77.6	89.2	95.0
Tangible common equity	5,266.8	5,143.5	5,162.5	5,530.4

Book value per common share	$60.27	$59.01	$55.70	$54.22
Tangible book value per common share(1)	$55.60	$54.29	$51.15	$50.02
Outstanding common shares (in thousands)	94,720	94,745	100,920	110,566

(1)Tangible book value per common share is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value per common share is used to compute a per common share amount, which is used to evaluate our use of equity.

15

CIT GROUP INC. AND SUBSIDIARIES
Average Balances and Rates
(dollars in millions)

	Quarters Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$1,378.2	$7.8	2.26%	$1,371.5	$8.3	2.42%	$2,466.4	$11.7	1.90%
Investment securities and securities purchased under agreements to resell	7,733.3	48.8	2.52%	8,118.7	50.2	2.47%	6,415.7	44.5	2.77%
Loans and loans held for sale (net of credit balances of factoring clients)	30,071.2	446.8	5.94%	29,628.0	457.0	6.17%	28,408.7	427.6	6.02%
Operating lease equipment, net (including held for sale)	7,062.1	93.8	5.31%	7,029.6	87.9	5.00%	8,031.8	129.7	6.46%
Indemnification assets	-	-	-	-	-	-	54.5	(10.2)	-74.86%
Average earning assets (AEA)(Non-GAAP)	46,244.8	597.2	5.17%	46,147.8	603.4	5.23%	45,377.1	603.3	5.32%
Non-interest earning assets
Cash and due from banks	125.6			148.7			172.7
Allowance for loan losses	(484.7)			(487.4)			(468.9)
All other non-interest bearing assets	3,316.0			3,055.6			2,717.2
Assets of discontinued operation	25.5			182.1			352.9
Total Average Assets	$49,227.2			$49,046.8			$48,151.0
Liabilities
Interest-bearing deposits and borrowings
Deposits	$33,577.6	173.8	2.07%	$33,697.7	173.9	2.06%	$29,735.4	123.1	1.65%
Borrowings	6,364.0	70.1	4.41%	6,068.0	68.8	4.54%	8,692.2	90.8	4.18%
Total interest-bearing liabilities	39,941.6	243.9	2.44%	39,765.7	242.7	2.44%	38,427.6	213.9	2.23%
Non-interest bearing deposits	1,533.2			1,622.4			1,503.2
Other non-interest bearing liabilities	1,692.1			1,481.4			1,473.6
Liabilities of discontinued operation	104.9			262.4			327.9
Stockholders' equity	5,955.4			5,914.9			6,418.7
Total Average Liabilities and Stockholders' Equity	$49,227.2			$49,046.8			$48,151.0

	Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$1,786.3	$30.6	2.28%	$2,645.9	$34.7	1.75%
Investment securities and securities purchased under agreements to resell	7,678.9	149.7	2.60%	6,302.8	129.9	2.75%
Loans and loans held for sale (net of credit balances of factoring clients)	29,694.8	1,352.6	6.07%	28,535.8	1,270.7	5.94%
Operating lease equipment, net (including held for sale)	7,025.1	270.2	5.13%	7,979.8	370.1	6.18%
Indemnification assets	2.5	2.5	NM	95.6	(36.9)	-51.46%
Average earning assets (AEA)(Non-GAAP)	46,187.6	1,805.6	5.21%	45,559.9	1,768.5	5.18%
Non-interest earning assets
Cash and due from banks	134.7			213.2
Allowance for loan losses	(488.4)			(449.6)
All other non-interest bearing assets	3,072.4			2,736.8
Assets of discontinued operation	145.2			415.2
Total Average Assets	$49,051.5			$48,475.5
Liabilities
Interest-bearing deposits and borrowings
Deposits	$32,987.5	501.5	2.03%	$29,259.6	330.8	1.51%
Borrowings	6,739.7	220.7	4.37%	9,089.1	268.8	3.94%
Total interest-bearing liabilities	39,727.2	722.2	2.42%	38,348.7	599.6	2.08%
Non-interest bearing deposits	1,588.7			1,464.5
Other non-interest bearing liabilities	1,577.8			1,427.8
Liabilities of discontinued operation	217.1			412.8
Stockholders' equity	5,940.7			6,821.7
Total Average Liabilities and Stockholders' Equity	$49,051.5			$48,475.5

16

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Total Net Revenues(1)
Interest income	$503.4	$515.5	$473.6	$1,535.4	$1,398.4
Rental income on operating lease equipment	211.7	213.0	264.3	642.4	779.2
Finance revenue (Non-GAAP)	715.1	728.5	737.9	2,177.8	2,177.6
Interest expense	243.9	242.7	213.9	722.2	599.6
Depreciation on operating lease equipment	76.0	76.8	78.0	232.2	231.6
Maintenance and other operating lease expenses	41.9	48.3	56.6	140.0	177.5
Net finance revenue (NFR)(2) (Non-GAAP)	353.3	360.7	389.4	1,083.4	1,168.9
Other non-interest income	101.0	106.1	86.2	303.9	326.3
Total net revenues (Non-GAAP)	$454.3	$466.8	$475.6	$1,387.3	$1,495.2

NFR (Non-GAAP)	$353.3	$360.7	$389.4	$1,083.4	1,168.9
Noteworthy items(3)	-	-	(8.6)	-	(26.5)
Adjusted NFR (Non-GAAP)	$353.3	$360.7	$380.8	$1,083.4	$1,142.4
Net finance margin (NFR as a % of AEA)(NFM)(Non-GAAP)(2)	3.06%	3.13%	3.43%	3.13%	3.42%
NFM, adjusted for noteworthy items(2)	3.06%	3.13%	3.36%	3.13%	3.34%

Total net revenues (Non-GAAP)	$454.3	$466.8	$475.6	$1,387.3	$1,495.2
Noteworthy items	-	-	2.0	-	(45.2)
Adjusted total net revenues (Non-GAAP)	$454.3	$466.8	$477.6	$1,387.3	$1,450.0
Net Efficiency Ratio(4) (Non-GAAP)	63.8%	56.1%	54.1%	59.3%	53.1%
Net Efficiency Ratio excluding noteworthy items(4) (Non-GAAP)	57.5%	56.1%	53.9%	57.2%	54.8%

Average Earning Assets(5)
Average Earning Assets (Non-GAAP)	$46,244.8	$46,147.8	$45,377.1	$46,187.6	$45,559.9

	September 30,	June 30,	September 30,
	2019	2019	2018
Period End Earning Assets(5)
Loans	$31,345.5	$31,322.8	$30,495.8
Operating lease equipment, net	7,099.9	7,056.1	6,888.7
Assets held for sale	169.2	190.8	1,380.5
Credit balances of factoring clients	(1,238.4)	(1,175.8)	(1,672.4)
Interest-bearing cash	1,617.3	1,555.6	1,199.9
Investment securities and securities purchased under agreement to resell	8,109.7	7,421.7	6,539.5
Indemnification assets	-	-	27.2
Total earning assets (Non-GAAP)	$47,103.2	$46,371.2	$44,859.2

Average core Loans and Leases(6)
Total average loans (incl HFS, net of credit balances)	$30,071.2	$29,628.0	$28,408.7	$29,694.8	$28,535.8
Total average operating lease equipment (incl HFS)	7,062.1	7,029.6	8,031.8	7,025.1	7,979.8
Total average loans and leases	37,133.3	36,657.6	36,440.5	36,719.9	36,515.6
Average non-core portfolio, LCM	2,330.1	2,627.7	2,981.0	2,564.3	3,602.2
Average non-core portfolio, NACCO	-	-	1,208.6	-	1,218.0
Average non-core portfolios, NSP	5.7	15.8	27.2	13.5	43.7
Average core loans and leases	$34,797.5	$34,014.1	$32,223.7	$34,142.1	$31,651.7

17

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
ROTCE(7)
Tangible book value (Non-GAAP, reconciled on Balance Sheet table)	$5,266.8	$5,143.5	$5,530.4	$5,266.8	$5,530.4
Less: Disallowed deferred tax asset	-	(36.2)	(89.9)	-	(89.9)
Tangible common equity for ROTCE (Non-GAAP)	$5,266.8	$5,107.3	$5,440.5	$5,266.8	$5,440.5
Average tangible common equity (Non-GAAP)	$5,167.0	$5,098.1	$5,534.8	$5,127.8	$5,925.3

Income from continuing operations available to common shareholders	$142.8	$127.4	$129.4	$389.4	$371.0
Intangible asset amortization, after tax	4.3	4.4	4.3	13.1	13.1
Non-GAAP income from continuing operations - for ROTCE calculation	$147.1	$131.8	$133.7	$402.5	$384.1
Return on average tangible common equity	11.39%	10.34%	9.66%	10.47%	8.64%
Non-GAAP income from continuing operations (from the following non-GAAP noteworthy tables)	$122.5	$127.4	$131.0	$369.1	$352.5
Intangible asset amortization, after tax	4.3	4.4	4.3	13.1	13.1
Non-GAAP income from continuing operations - for ROTCE calculation, excluding noteworthy items	$126.8	$131.8	$135.3	$382.2	$365.6
Preferred dividend normalization	(4.7)	4.7	(4.7)	(4.7)	(4.7)
Non-GAAP income from continuing operations - for ROTCE calculation, after noteworthy items and preferred dividend normalization	$122.1	$136.5	$130.6	$377.5	$360.9
Return on average tangible common equity, after noteworthy items	9.82%	10.34%	9.78%	9.94%	8.23%
Return on average tangible common equity, after noteworthy items and preferred dividend normalization	9.46%	10.71%	9.44%	9.82%	8.12%

Effective Tax Rate Reconciliation(8)
(Benefit) provision for income taxes - GAAP	$(26.0)	$33.4	$41.3	$45.2	$140.0
Income tax on noteworthy items	64.3	-	3.7	64.3	(4.3)
Provision for income taxes, before noteworthy items - Non-GAAP	$38.3	$33.4	$45.0	$109.5	$135.7
Income tax - remaining discrete items	0.3	9.2	4.5	11.9	0.5
Provision for income taxes, before noteworthy and discrete tax items - Non-GAAP	$38.6	$42.6	$49.5	$121.4	$136.2
Income from continuing operations before provision for income taxes - GAAP	$116.8	$170.2	$170.7	$444.0	$520.4
Noteworthy items before tax	44.0	-	4.9	44.0	(23.2)
Adjusted income from continuing operations before provision for income taxes and discrete items - Non-GAAP	$160.8	$170.2	$175.6	$488.0	$497.2
Effective tax rate - GAAP	-22.3%	19.6%	24.2%	10.2%	26.9%
Effective tax rate, before noteworthy items - Non-GAAP	23.8%	19.6%	25.6%	22.4%	27.3%
Effective tax rate, before noteworthy and tax discrete items - Non-GAAP	24.0%	25.0%	28.2%	24.9%	27.4%

(1)Total net revenues are the combination of net finance revenue and other income, and are therefore considered a non-GAAP measurement. Total net revenues are an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.

(2)Net finance margin and net finance margin, excluding noteworthy items are non-GAAP measures. Net finance margin is calculated by dividing net finance revenue by AEA. Net finance revenue is a non-GAAP measurement reflecting net interest revenue (interest and fees on loans, interest on interest-bearing cash, and interest/dividends on investments less interest expense on deposits and borrowings) plus net operating lease revenue (rental income on operating lease equipment less depreciation on operating lease equipment and maintenance and other operating lease expenses). Due to the nature of our loans and leases, which include a higher proportion of operating lease equipment than most bank holding companies (“BHCs”), certain financial measures commonly used by other BHCs are not as meaningful for CIT. As such, net finance margin is used by management, compared to net interest margin (a common metric used by other BHCs), which does not fully reflect the earnings of our portfolio because it includes the impact of debt costs of all our assets but excludes the net operating lease revenue. AEA is a non-GAAP measure that is calculated using balances of earning assets (the sum of loans (less the credit balances of factoring clients), operating lease equipment, net, assets held for sale, interest-bearing cash, investment securities, securities purchased under agreements to resell, and indemnification asset.

(3)Management believes that adjusting for noteworthy items provides a measure of the underlying performance of the Company. Noteworthy items and the impact on various income statement line items are presented in a forthcoming table. Not all periods contain noteworthy items.

(4)Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before intangible asset amortization and restructuring costs) to the level of total net revenues. In order to assist in comparability to other quarters, we further adjusted the calculation due to other noteworthy items.

(5)Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund. We use the average of these balances (AEA) to calculate various metrics noted in this release.

(6)Average core loans and leases is a non-GAAP measure due to the exclusion of the portfolios listed in the table. Management uses this balance to gauge the trend in the remaining portfolio.

(7)Net income and income from continuing operations are adjusted to remove the impact of intangible asset amortization, while the average tangible common equity is reduced for disallowed deferred tax assets. In order to assist in comparability to other quarters, we also present the calculation excluding noteworthy items. Return on average tangible common equity is another metric used to evaluate our use of equity and evaluate the performance of our business. These are non-GAAP measures.

(8)The provision for income taxes before noteworthy and discrete items, adjusted income from continuing operations and the respective effective tax rates are non-GAAP measures, which management uses for analytical purposes to understand the Company’s underlying tax rate.

18

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income excluding noteworthy items and income from continuing operations excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations. The following provides detailed information of each noteworthy item and the impact on various income statement line items for the respective periods. Not all periods contain noteworthy items.

			Pre-Tax	Income	After-tax	Per
	Description	Line Item	Balance	Tax(2)	Balance	Share

Quarter Ended September 30, 2019
Net income available to common shareholders					$142.8	$1.50
Continuing Operations	Building impairment charge	Operating expenses	$28.9	$(7.3)	21.6	0.23
	Restructuring charge	Operating expenses	15.1	(3.8)	11.3	0.12
	Change in indefinite reinvestment tax assertion	(Benefit) provision for income taxes	-	(53.2)	(53.2)	(0.56)
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)					$122.5	$1.29

Income from continuing operations available to common shareholders					$142.8	$1.50
	Building impairment charge	Operating expenses	$28.9	$(7.3)	21.6	0.23
	Restructuring charge	Operating expenses	15.1	(3.8)	11.3	0.12
	Change in indefinite reinvestment tax assertion	(Benefit) provision for income taxes	-	(53.2)	(53.2)	(0.56)
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$122.5	$1.29

Quarter Ended September 30, 2018
Net income available to common shareholders					$131.5	$1.15
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	$(8.6)	$2.7	(5.9)	(0.05)
	Impairment of LCM indemnification asset	Other non-interest income	21.2	(5.7)	15.5	0.14
	Release of valuation reserve on AHFS	Other non-interest income	(10.6)	-	(10.6)	(0.09)
	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	3.3	(0.7)	2.6	0.02
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)					$133.1	$1.17

Income from continuing operations available to common shareholders					$129.4	$1.13
	NACCO suspended depreciation	Depreciation on operating lease equipment	$(8.6)	$2.7	(5.9)	(0.05)
	Impairment of LCM indemnification asset	Other non-interest income	21.2	(5.7)	15.5	0.14
	Release of valuation reserve on AHFS	Other non-interest income	(10.6)	-	(10.6)	(0.09)
	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	3.3	(0.7)	2.6	0.02
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$131.0	$1.15

(1)Items may not sum due to rounding.
(2)Income tax rates vary depending on the specific item and the entity location in which it is recorded.

19

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income excluding noteworthy items and income from continuing operations excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

			Pre-Tax	Income	After-tax	Per
	Description	Line Item	Balance	Tax(2)	Balance	Share

Nine Months Ended September 30, 2019
Net income available to common shareholders					$389.9	$4.00
Continuing Operations	Building impairment charge	Operating expenses	$28.9	$(7.3)	21.6	0.22
	Restructuring charge	Operating expenses	15.1	(3.8)	11.3	0.12
	Change in indefinite reinvestment tax assertion	(Benefit) provision for income taxes	-	(53.2)	(53.2)	(0.55)
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)					$369.6	$3.79

Income from continuing operations available to common shareholders					$389.4	$3.99
	Building impairment charge	Operating expenses	$28.9	$(7.3)	21.6	0.22
	Restructuring charge	Operating expenses	15.1	(3.8)	11.3	0.12
	Change in indefinite reinvestment tax assertion	(Benefit) provision for income taxes	-	(53.2)	(53.2)	(0.55)
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$369.1	$3.78

Nine Months Ended September 30, 2018
Net income available to common shareholders					$345.9	$2.80
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	$(26.5)	$7.8	(18.7)	(0.15)
	Gain and other revenues from sale of reverse mortgage portfolio	Other non-interest income	(29.3)	7.7	(21.6)	(0.18)
	Impairment of LCM indemnification asset	Other non-interest income	21.2	(5.7)	15.5	0.13
	Release of valuation reserve on AHFS	Other non-interest income	(10.6)	-	(10.6)	(0.09)
	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	22.4	(5.5)	16.9	0.14
Discontinued Operations	Loss on Financial Freedom servicing operations		18.7	(4.9)	13.8	0.11
Non-GAAP net income available to common shareholders, excluding noteworthy items(1)					$341.2	$2.77

Income from continuing operations available to common shareholders					$371.0	3.01
	NACCO suspended depreciation	Depreciation on operating lease equipment	$(26.5)	$7.8	(18.7)	(0.15)
	Gain and other revenues from sale of reverse mortgage portfolio	Other non-interest income	(29.3)	7.7	(21.6)	(0.18)
	Impairment of LCM indemnification asset	Other non-interest income	21.2	(5.7)	15.5	0.13
	Release of valuation reserve on AHFS	Other non-interest income	(10.6)	-	(10.6)	(0.09)
	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	22.4	(5.5)	16.9	0.14
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$352.5	$2.86

(1)Items may not sum due to rounding.
(2)Income tax rates vary depending on the specific item and the entity location in which it is recorded.

20